SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [X ]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement

[  ]  Confidential, for Use  of the Commission  Only (as permitted by  Rule 14a-
      6(e)(2))

[ ]   Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-
      12

                      WELLS-GARDNER ELECTRONICS CORPORATION
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  $125 per  Exchange Act  Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A

[  ]  $500 per each party to the controversy pursuant to Exchange  Act Rule 14a-
      6(i)(3)

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

   1) Title of each class of securities to which transaction applies:


   2) Aggregate number of securities to which transaction applies:


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


   4) Proposed maximum aggregate value of transaction:


   5) Total fee paid:


[  ]  Fee paid previously with preliminary materials

[  ]  Check box  if any part of  the fee is  offset as provided by  Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:


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   4) Date Filed:



                                  Wells-Gardner
                             Electronics Corporation
                             2700 N. Kildare Avenue
                             Chicago, Illinois 60639

                                 March 22, 1996





To Our Shareholders:

   You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation which will be held at the General Offices of the company, 2701 North Kildare Avenue, Chicago, Illinois, April 23, 1996, at 2:00 P.M. Central Daylight Savings Time. All holders of common shares of the company as of the close of business on March 15, 1996, are entitled to vote at the Annual Meeting.

     Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the company will be presented at the meeting and shareholders will have an opportunity to ask questions. We plan to adjourn the meeting at approximately 3:15 P.M., but members of senior management will remain to answer any additional questions you may have.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

                              Sincerely,



                              Anthony Spier
                              Chairman of the Board, President and
                              Chief Executive Officer


                      WELLS-GARDNER ELECTRONICS CORPORATION


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 1996

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Wells-Gardner Electronics Corporation will be held on Tuesday, April 23, 1996, at 2:00 P.M., Central Daylight Savings Time, at the General Offices of the company, 2701 North Kildare Avenue, Chicago, Illinois, for the following purposes:

1. To elect eight directors;

2. To consider and vote upon a proposal to approve the company's 1996 Nonemployee Director Stock Plan;

3. To consider and vote upon a proposal to amend the company's Articles of Incorporation, as amended, to authorize up to 500,000 shares of Preferred Stock; and

4. To act upon any other business which may properly be brought before the meeting.

The close of business on March 15, 1996, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors,
                              RICHARD L. CONQUEST
                              Secretary


March 22, 1996


                      WELLS-GARDNER ELECTRONICS CORPORATION
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TUESDAY, APRIL 23, 1996

   This Proxy Statement is being sent on or about March 22, 1996, to all holders of common shares, $1.00 par value ("Common Stock"), the only class of stock outstanding, of Wells-Gardner Electronics Corporation, 2701 North Kildare Avenue, Chicago, IL 60639 (the "company"), entitled to vote at the Annual Meeting of Shareholders on April 23, 1996 (the "Meeting"), in order to furnish information relating to the business to be transacted.

VOTING PROCEDURES

   Shareholders of record at the close of business on March 15, 1996, are entitled to vote at the Meeting. As of that date, there were 4,052,676 shares of Common Stock outstanding. Shareholders are entitled to one vote per share owned on the record date, and with respect to the election of directors, shareholders have cumulative voting rights. Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

   A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

   You may revoke your proxy at any time before it is actually voted at the Meeting by delivering written notice of revocation to the Secretary of the company, by submitting a subsequently dated proxy, or by attending the Meeting and withdrawing the proxy. You may also be represented by another person present at the Meeting by executing a proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the Meeting will be voted as indicated.

   Unless otherwise indicated on the proxy card, votes represented by all properly executed proxies will be distributed equally among the nominees for director named herein, except that if additional persons are nominated, the proxies will have discretionary authority to cumulate votes among the nominees named herein. The withholding of authority to vote for any individual nominee or nominees will permit the proxies to distribute the withheld votes in their discretion among the remaining nominees. In addition, where specific instructions are not indicated, the proxy will be voted FOR the approval of the company's 1996 Nonemployee Director Stock Plan and FOR the amendment to the company's Articles of Incorporation, as amended, to authorize up to 500,000 shares of Preferred Stock.

   Assuming the presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, thereby constituting a quorum, the affirmative vote of the holders of a plurality of the shares represented at the Meeting and entitled to vote is required for the election of directors, the affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote is required for the approval of the company's 1996 Nonemployee Director Stock Plan and the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required for the amendment to the company's Articles of Incorporation, as amended, to authorize up to 500,000 shares of Preferred Stock. Abstentions are included in the determination of the number of shares present for purposes of determining if a quorum is present. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast on proposals presented to shareholders, and thus have no legal effect on the vote.

   The expense of preparing, printing and mailing this Proxy Statement will be paid by the company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the company without additional compensation. The company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

   A copy of the 1995 Annual Report to Shareholders, which includes the consolidated financial statements of the company for 1995, was mailed to the shareholders on or about March 22, 1996.


                              ELECTION OF DIRECTORS

   The bylaws of the company provide that the number of directors of the company shall be from five to nine, as fixed from time to time by the Board of Directors. The size of the Board is currently set at eight members. Shareholders are entitled to cumulative voting in the election of directors.
See "Voting Procedures" herein. Directors will hold office until the next Annual Meeting and until their successors are duly elected and qualified, or until their earlier death or resignation. The Board of Directors has inquired of each nominee and has ascertained that each will serve if elected. In the event that any of these nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by the proxy cards returned will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy card.

   Albert S. Wells, Jr., who is a member of the Executive and Stock Option Committees, has advised the company that he is retiring as director of the company as of the date of the Meeting.

INFORMATION CONCERNING NOMINEES

ANTHONY SPIER                                          DIRECTOR SINCE APRIL 1990

Anthony Spier, age 52, has been Chairman of the Board, President and Chief Executive Officer since April 1994. Before joining the company, Mr. Spier was President of OCE Bruning, a manufacturer of drafting equipment and supplies, from 1990 to 1994. Prior thereto, he was Vice President of A.M. International, and President of Bruning Corporation, a division of A.M. International. He is a member of the Executive Committee.

ALLAN GARDNER                                          DIRECTOR SINCE APRIL 1963

Allan Gardner, age 74, retired from the company in 1988. Before retiring, Mr. Gardner had served the company in various positions, including President and Chief Operating Officer. Mr. Gardner had been employed by the company since 1948. He is a member of the Investment Committee.

JAMES J. ROBERTS, JR.                                  DIRECTOR SINCE APRIL 1982

James J. Roberts, Jr., age 51, has been Chairman of the Board and Chief Executive Officer of James Industries, Inc. since its incorporation in 1977. James Industries, a sales representative organization serving the electronics and computer industries, has served the company as a sales representative since 1979. He is Chairman of the Executive Committee and a member of the Stock Option Committee.

JOHN R. BLOUIN                                         DIRECTOR SINCE APRIL 1989

John R. Blouin, age 49, has been President of James Industries, Inc. since 1982. Prior to joining James Industries in 1980, Mr. Blouin served in a variety of sales management and marketing positions with General Electric Corporation. He is Chairman of the Investment Committee.

WILLIAM L. DE NICOLO                                   DIRECTOR SINCE APRIL 1995

William L. De Nicolo, age 50, is the founder and, since its formation in 1986, Chairman, of Telular Corporation ("Telular"), a corporation specializing in the design, development, manufacture and marketing of patented cellular telecommunication technology and products. Mr. De Nicolo served as President and Chief Executive officer of Telular from 1986 to 1993 and was reelected to these positions in November 1995. Mr. De Nicolo has also been President and Chairman of DNIC Brokerage Company, a holding company for the stock of Telular and Telular Canada, since 1986. He is a member of the Audit and Investment Committees.

WAYNE HARRIS                                           DIRECTOR SINCE APRIL 1995

Wayne Harris, age 61, is the President of Wayne Harris Company, a Dallas-based appliance wholesaler, a position he has held since 1988. Prior thereto, Mr. Harris was Corporate Vice President of Roper Corporation, a manufacturer of home appliances and outdoor power equipment, from 1981 to 1988. He is currently a member of the Audit Committee.

ERNEST R. WISH                                        DIRECTOR SINCE AUGUST 1995

Ernest R. Wish, age 64, has been the Director of Revenue since 1995, and was City Clerk from 1993 to 1995, for the City of Chicago. Prior thereto, Mr. Wish was Managing Partner of the Chicago and Midwest Regional offices of Coopers & Lybrand LLP, a public accounting firm. He is currently Chairman of the Audit Committee.

RANDALL S. WELLS                                            NEW DIRECTOR NOMINEE

Randall S. Wells, age 44, has been Executive Vice President and General Manager of the company since 1987. Mr. Wells has been employed by the company since 1971 in various positions. Randall S. Wells is the son of Albert S. Wells, Jr.

   The shares represented by the proxy cards returned will be voted FOR the election of these nominees, as specified under "Voting Procedures" herein, unless specified otherwise.

VOTING RIGHTS AGREEMENT

   The company, Albert S. Wells, Jr., Randall S. Wells, Anthony Spier, Allan Gardner, John R. Blouin, James Industries, Inc. and James J. Roberts, Jr. are parties to a voting rights agreement (the "Voting Rights Agreement") dated February 29, 1996, governing the voting of Common Stock for directors of the company. The Voting Rights Agreement supersedes a prior voting rights agreement
entered into in April 1994.   Pursuant to the Voting Rights Agreement, the
parties have agreed to vote their shares of Common Stock at each election of directors for such slate of nominees as the Executive Committee of the Board designates, provided that such slate shall always include James J. Roberts, Jr., John R. Blouin, Randall S. Wells, Allan Gardner and Anthony Spier or any of them as are willing and able to serve as directors (collectively, the "Designated Directors"). In any election of directors of the company in which the number of nominees exceeds the number of directors to be elected, the agreement provides that the parties will vote in a manner to assure the election of the greatest number of Designated Directors or their successors. The Voting Rights Agreement terminates on the earlier of the termination of the Sales Representative Agreement between the company, James Industries, Inc. and James J. Roberts, Jr. (see "Compensation Committee Interlocks and Insider Participation" herein) and December 31, 2000.

BOARD COMPENSATION

   Employee directors do not receive additional compensation for serving on the Board of Directors. Nonemployee directors receive $750 for each Board and Committee meeting attended and a quarterly retainer of $750, plus expenses of attendance. The Board proposes to modify the compensation paid nonemployee directors if the 1996 Nonemployee Director Stock Plan is approved. The 1996 Nonemployee Director Stock Plan provides for awards to each nonemployee director of 800 shares of Common Stock each year, an attendance fee of 200 shares of Common Stock for each Board and Committee meeting attended, a cash payment in an amount sufficient to offset tax liability incurred in connection with such stock awards, as well as stock options for a number of shares of Common Stock equal to one percent of the number of shares of Common Stock outstanding on the date of grant divided by the number of eligible directors, to be granted to nonemployee directors in office upon adjournment of an annual meeting of shareholders. See "Proposal to Approve the 1996 Nonemployee Director Stock Plan" for a description of the plan. The company also pays the premiums for directors' and officers' liability insurance policies. The Board of Directors met six times in 1995, including once by telephone conference, and the non-employee directors were paid for the five meetings at which they appeared in person, waiving payment for the telephone conference meeting.

COMMITTEES OF THE BOARD

   The Board of Directors has a standing Audit Committee, Executive Committee, Stock Option Committee and Investment Committee. The Board has no nominating committee or compensation committee, although the Executive Committee deals with matters relating to compensation and nominations to the Board.

   AUDIT COMMITTEE

   The Audit Committee consists of Ernest R. Wish (since August 1995), Wayne Harris and William L. De Nicolo. The Audit Committee met four times during 1995. It also meets separately with representatives of the company's independent auditors and with representatives of senior management. The Audit Committee reviews and makes recommendations to the Board regarding a number of operating matters including: (i) the general scope of audit coverage; (ii) the fees charged by the independent auditors; and (iii) matters relating to the company's internal control systems.

   EXECUTIVE COMMITTEE

   The Executive Committee consists of Anthony Spier, Albert S. Wells, Jr. and James J. Roberts, Jr. The Executive Committee, which met three times during 1995, has the authority to take all actions that could be taken by the Board of Directors, except as provided by statute. It may meet between regularly scheduled Board meetings to take such action as is necessary for the efficient operation of the company.

   The Executive Committee also deals with matters relating to compensation and nominations to the Board of Directors. The Executive Committee's duties relating to nominations to the Board include proposing a slate of directors for election by the shareholders at each Annual Meeting and proposing candidates to fill vacancies on the Board. It conducts research to identify suitable candidates for Board membership, and seeks individuals who will make a substantial contribution to the company. It will consider candidates proposed by shareholders. Generally, candidates must be highly qualified and affirmatively desirous of serving on the Board. They should represent the interests of all shareholders and not those of a special interest group. Any shareholder wishing to propose a candidate for consideration should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the company.

   The Executive Committee makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other executive officers. See "Report of Board of Directors on Compensation" herein.

   STOCK OPTION COMMITTEE

   The Stock Option Committee consists of Albert S. Wells, Jr. and James J. Roberts, Jr. The Stock Option Committee met once during 1995. The Stock Option Committee administers the company's Amended and Restated Incentive Stock Plan. See "Report of the Stock Option Committee on Compensation" herein.

   INVESTMENT COMMITTEE

   The Investment Committee consists of John R. Blouin, Allan Gardner and William L. De Nicolo. The Investment Committee met four times during 1995. The Investment Committee identifies and makes recommendations to the Board regarding possible acquisitions and other investment opportunities of the company.



     SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

   Set forth in the following table are the beneficial holdings on March 15, 1996, of each person known by the company to own beneficially more than five percent of its outstanding Common Stock, directors and nominees, the Chief Executive Officer and all executive officers and directors as a group.

                                                                      NUMBER OF SHARES
                                                                        BENEFICIALLY
                                                                        OWNED(A)(B)(C)             % OF CLASS

 James J. Roberts, Jr. . . . . . . . . . . . . . . . . . . . . .              551,836(d)                13.6%
 Individually and as Trustee of
   the James J. Roberts Trust dated December 23, 1991
 1619 Colonial Parkway
 Inverness, Illinois 60067

 Dimensional Fund Advisors Inc.  . . . . . . . . . . . . . . . .              231,800(e)                 5.7%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, California 90401

 Albert S. Wells, Jr.  . . . . . . . . . . . . . . . . . . . . .              154,998(f)                 3.8%

 Allan Gardner . . . . . . . . . . . . . . . . . . . . . . . . .              111,795(g)                 2.8%

 Anthony Spier . . . . . . . . . . . . . . . . . . . . . . . . .              120,183                    3.0%

 John R. Blouin  . . . . . . . . . . . . . . . . . . . . . . . .               11,000                   *

 William L. De Nicolo  . . . . . . . . . . . . . . . . . . . . .                5,000                   *

 Wayne Harris  . . . . . . . . . . . . . . . . . . . . . . . . .                1,000                   *

 Ernest Wish . . . . . . . . . . . . . . . . . . . . . . . . . .                2,000                   *

 Randall S. Wells  . . . . . . . . . . . . . . . . . . . . . . .               47,082                    1.2%

 Executive Officers & Directors as a group (15 persons)                     1,145,200                   27.6%


  *Represents holdings of less than one percent.

(a)  The amounts shown include the following shares that may be acquired within 60 days pursuant to outstanding stock options:
     Mr. Spier, 11,675 shares; Mr. Randall Wells, 11,950 shares; and all executive officers and directors as a group, 90,761 shares.

(b)  Excludes shares owned by spouses as follows:  Mr. Spier, 13,708 shares; Mr. Albert Wells, 24,072 shares; Mr. Gardner, 6,300 shares; and executive officers and directors as a group, 44,080 shares.  In each case, beneficial ownership of such shares is disclaimed.

(c)  The amounts shown include performance-based restricted stock awards that could vest in accordance with their terms as follows:  Mr. Spier, 39,000 shares; Mr. Randall Wells, 9,000 shares; and all executive officers and directors as a group,
     102,000 shares.  These performance-based restricted stock awards were amended in February 1996.  See "Report of the Stock
     Option Committee on Compensation" for a description of the amendment.

(d)  According to Schedule 13D filed with the Securities and Exchange Commission by Mr. Roberts and other information furnished by him, Mr. Roberts has sole voting power over all shares beneficially owned by him.  According to such information, all of these shares are owned by Mr. Roberts as trustee of a trust of which he is sole beneficiary.

(e)  According to Schedule 13G filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. has sole voting power with respect to 132,300 shares and sole dispositive power with respect to 231,800 shares.

(f)  Includes 82,400 shares held by the Lorraine D. Wells Family Trust, of which Mr. Wells is the trustee.

(g)  All of these shares are held by the Allan Gardner Revocable Living Trust dated 1/9/90, of which Mr. Gardner is the trustee.


                               REPORT OF BOARD OF DIRECTORS ON COMPENSATION

   This report of the Board of Directors shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES

   The Board of Directors' policy with respect to compensation of the company's executive officers includes the following objectives:

   O Maintain a level of compensation that will attract and retain highly qualified individuals.

   O Match the compensation goals of the executive officers with the short-term and long-term operational goals of the company.

   O  Align the interests of the executive officers and shareholders.

   O Reward significant performance by individual executive officers, which performance contributes to the success of the company.

   To achieve these objectives, the overall compensation of the company's executive officers was comprised in 1995 of salaries and stock options granted under the company's Amended and Restated Incentive Stock Plan ("ISP"). The Board of Directors determines the annual salary of each executive officer, based upon recommendations of the Executive Committee. The ISP is administered by the Stock Option Committee. See "Report of the Stock Option Committee on Compensation" herein.

   Certain executive officers are parties to employment contracts which specify minimum salaries. Any compensation exceeding such minimum levels is set relative to executive compensation at comparable companies in the electronics industries and companies of comparable size.




CHIEF EXECUTIVE OFFICER COMPENSATION

   Mr. Spier is employed under a contract originally entered into in connection with his joining the company and being elected as Chairman of the Board, President and Chief Executive Officer of the company in April 1994 (the "1994 contract"). The 1994 contract provided for minimum compensation of $150,000 for 1995. In February 1996, the 1994 contract was amended (the "Amended Contract"). The Amended Contract, which expires December 31, 2000, but can be extended for additional one-year terms thereafter, provides for minimum annual compensation of $200,000 until December 31, 1996, and $225,000 thereafter. Mr. Spier may terminate the Amended Contract in the event of a "change in control" of the company. If, upon a "change of control" of the company, Mr. Spier terminates the Amended Contract and does not, within five days of termination, enter into a new contract with a term of at least two years with the company or the company's successor, the Amended Contract provides that Mr. Spier is entitled to a lump sum payment in an amount equal to the greater of the compensation Mr. Spier would have been entitled to but for such termination during the remaining term of the agreement and twice his total compensation from the company for the twelve calendar months preceding termination. In addition, in case of a "change of control," the Amended Contract provides for payment of the value of any unvested stock options or stock awards, and a payment to offset any excise tax liability (pursuant to section 4999 of the Internal Revenue Code) incurred. In addition, Mr. Spier is to be reimbursed for legal fees and expenses incurred by Mr. Spier as a result of such termination. Mr. Spier also received stock options in 1995. See "Report of the Stock Option Committee on Compensation" and "Summary Compensation Table" herein.

                               BOARD OF DIRECTORS
                                  Anthony Spier
                              Albert S. Wells, Jr.
                              James J. Roberts, Jr.
                                  Allan Gardner
                                 John R. Blouin
                              William L. De Nicolo
                                  Wayne Harris
                                 Ernest R. Wish


              REPORT OF THE STOCK OPTION COMMITTEE ON COMPENSATION

   The company believes that significant stock ownership by executive officers is a major incentive in building shareholder value and aligning the interests of executives and shareholders. Under the company's ISP, which is administered by the Stock Option Committee, nonqualified stock options, incentive stock options, stock appreciation rights and stock awards may be granted to officers and other key employees of the company.

   In accordance with the company's policy of aligning the interests of its executive officers with those of its shareholders, grants of performance-based restricted stock awards were made to all executive officers in 1994. The performance goal set for these awards was not reached for 1995. In February 1996, the Stock Option Committee amended the performance-based restricted stock awards by changing the performance-goal years and the vesting dates from 1995, 1996 and 1997 to 1996, 1997 and 1998, respectively. Vesting of the amended restricted stock awards is dependent upon the company achieving certain profit goals during the years 1996, 1997 and 1998 and shares will now vest in each of 1996, 1997 and 1998, respectively, if the company's earnings from continuing operations before interest and tax (EBIT) for that fiscal year equal or exceed the target amount for that year. Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three-year period. Any awards that have not vested as specified above will be forfeited. In addition in 1995, 128,800 stock options were granted to eight executive officers.

CHIEF EXECUTIVE OFFICER AWARDS

   In 1994, in connection with Mr. Spier joining the company and being elected Chairman of the Board, President and Chief Executive Officer, and as a part of his overall compensation, Mr. Spier received a performance-based restricted stock award of 30,000 shares and received an additional restricted stock award of 9,000 shares in connection with the grant of performance-based restricted stock awards to all executive officers described in the preceding paragraph (the terms of which are set forth in footnote (e) to the "Summary Compensation Table" herein). As set forth above, the performance goals were not reached in 1995, and, in February 1996, the Stock Option Committee amended the restricted stock awards. In 1995, Mr. Spier was also granted an option to purchase 26,700 shares of Common Stock at an exercise price of $2.75, the fair market value on the date of the grant. See "Option Grants in 1995" for further information with respect to the specific terms of such grant. The Stock Option Committee believes the stock awards make a significant portion of Mr. Spier's overall compensation dependent on company performance and the option grant helps to align Mr. Spier's long term compensation directly with shareholder value since the potential value of the grant is tied directly to increases in the fair market value of the company's Common Stock during the term of the option.

                             STOCK OPTION COMMITTEE
                              James J. Roberts, Jr.
                              Albert S. Wells, Jr.


                           SUMMARY COMPENSATION TABLE

   Set forth on the following table are, for the years indicated, each component of compensation paid to the Chief Executive Officer.

                                       ANNUAL COMPENSATION        LONG TERM COMPENSATION

                                                  OTHER                         SECURITIES
 NAME AND                                         ANNUAL                        UNDERLYING      ALL OTHER
 PRINCIPAL                FISCAL   SALARY      COMPENSATION      RESTRICTED      OPTIONS     COMPENSATION
 POSITION                  YEAR      (B)           (C)          STOCK AWARDS       (#)             (D)

 Anthony Spier (a)        1995     $148,125    $16,435             -             26,700          $6,460
 Chairman of the          1994     $ 67,375    $11,532          $112,500(e)      20,000          $1,344
 Board, President and
 Chief Executive
 Officer

_________________________

(a)  Mr. Spier joined the company as Chairman of the Board, President and Chief Executive Officer in April 1994.

(b)  Includes all pre-tax employee contributions to the Employee Retirement 401(k) Plan.

(c)  Includes benefits associated with the personal use of a company automobile for 1995 and 1994 of $16,435 and $3,295, respectively, and company-paid taxes in 1994 of $7,607.

(d)  Includes premiums paid on life insurance for the benefit of Mr. Spier for 1995 and 1994 of $1,344 and $2,016, respectively and, for the company's contributions to the Employee Retirement 401(k) Plan in 1995 of $4,444.

(e)  In 1994, Mr. Spier received performance-based restricted stock awards aggregating 39,000 shares, which awards were amended in
     February 1996, and, as amended, are subject to vesting or forfeiture as follows:  12,000, 13,000 and 14,000 of Mr. Spier's shares will vest in each of 1996, 1997 and 1998, respectively, if the company's earnings from continuing operations before interest and tax (EBIT) for that year equals or exceeds the target amount for that year.  Shares for any year which do not vest because of failure to attain that year's performance goal may vest on the basis of the attainment of cumulative performance goals during the three-year period.  Any awards that have not vested as specified above will be forfeited.  These restricted shares will be forfeited in case of the termination of Mr. Spier's employment with the company, except if Mr.
     Spier is terminated by  the company without cause.  Any dividends declared on the Common Stock will be paid on the restricted shares.  As of December 31, 1995, Mr. Spier owned a total of 39,000 shares of restricted stock with a fair market value of
     $124,313.


                              OPTION GRANTS IN 1995

   Set forth is certain information concerning grants of options to the Chief Executive Officer during 1995:

                                                                                     Potential Realized
                                                                                      Value at Assumed
                                                                                   Annual Rates of Stock
                                                                                   Price Appreciation for
                                          Individual Grants                             Option Term
                       Number of      Percentage of
                       Securities     Total Options
                       Underlying       Granted to       Exercise
                        Options        Employees in    Price per     Expiration
         Name            Granted            1995          share          Date           5%         10%

    Anthony Spier      26,700(a)           12%            $2.75       1/06/2005     $46,127     $117,020

______________________

(a)  The options become exercisable in 25% installments in June 1995, January 1996, January 1997 and January 1998.


                                  AGGREGATED OPTION EXERCISES IN 1995 AND
                       OPTION VALUES AT DECEMBER 31, 1995

   Set forth on the following table is information relating to the number of shares of Common Stock subject to options held at December 31, 1995, by the Chief Executive Officer. Unexercised options for 20,025 shares of Common Stock were in-the-money at December 31, 1995.

                                                             Number of Securities
                                                            Underlying Unexercised            Value of Unexercised
                                                              Options at Fiscal               In-the-Money Options
                                                                 Year-end (#)                  at Fiscal Year-End

                      Shares Acquired       Value
        Name          on Exercise (#)      Realized      Exercisable    Unexercisable    Exercisable     Unexercisable

 Anthony Spier            16,675           $47,320            0            30,025             0            $8,761(a)

(a)  Based on a per share value, at December 31, 1995, of $3.1875.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Albert S. Wells, Jr., James J. Roberts, Jr. and Anthony Spier serve on the Executive Committee, which deals with certain matters related to compensation of executive officers. Mr. Wells is a former President and Chief Executive Officer of the company. Mr. Spier does not participate in any decisions relating to his compensation. The Stock Option Committee, which administers the company's ISP, consists of James J. Roberts, Jr. and Albert S. Wells, Jr. Messrs. Roberts and Blouin, who are both directors of the company, are the sole shareholders of James Industries, Inc., and Mr. Roberts is the Chairman of the Board and Chief Executive Officer, and Mr. Blouin is President, of James Industries, Inc.
James Industries, Inc., a sales representative organization, acts as a sales representative for, and as a distributor of, the company's products. James Industries, Inc. has been an independent sales representative for the company since 1979 and is compensated therefor on a commission basis pursuant to a Sales Representation Agreement dated January 1, 1991 (the "1991 Representation Agreement"). Commissions paid pursuant to the 1991 Representation Agreement to James Industries, Inc. in 1995, totalled approximately $868,000. On
February 29, 1996, the company, James Industries, Inc. and James J. Roberts, Jr. entered into a new Sales Representative Agreement, effective as of January 1, 1996, which supersedes the 1991 Representation Agreement. The new agreement expires December 31, 2000, but can be extended for additional one-year terms thereafter. James Industries, Inc. also acts as a distributor, purchasing the company's products for sale to third parties. For 1995, the company's sales to James Industries, Inc. totalled approximately $425,000. In addition, James Industries, Inc. is also an independent sales representative for certain of the company's suppliers. In 1995, the company purchased approximately $1,351,000 of products from third party vendors represented by James Industries, Inc. on a commission basis.


                             PROPOSAL TO APPROVE THE
                      1996 NONEMPLOYEE DIRECTOR STOCK PLAN

BACKGROUND

   The Board of Directors approved the Wells-Gardner Electronics Corporation 1996 Nonemployee Director Stock Plan (the "NDSP") on February 29, 1996, subject to approval by the shareholders of the company. The purpose of the NDSP is to enable the company to attract and retain outstanding individuals to serve as members of the Board of Directors by providing such persons awards of Common Stock as well as opportunities to acquire shares of Common Stock, thereby strengthening the mutuality of interests between such persons and the company's shareholders. Reference is made to Annex A for a complete statement of the provisions of the NDSP. The following summary is qualified in its entirety by reference to the specific terms of the NDSP.

DESCRIPTION OF PLAN

   The NDSP reserves 250,000 shares of Common Stock for automatic grants of nonqualified stock awards and stock options to members of the Board of Directors who are not officers or employees of the company or its subsidiaries (a "Nonemployee Director"). The Board of Directors is responsible for the NDSP's implementation but may not exercise any discretion concerning its administration.

   OPTION GRANTS

   The NDSP provides that each Nonemployee Director in office on adjournment of each annual meeting of the shareholders of the company (an "Annual Meeting"), will automatically receive on May 1 following such Annual Meeting, commencing May 1, 1996, a nonqualified stock option to purchase a number of shares of Common Stock equal to one percent (1%) of the total number of shares of Common Stock outstanding on the date of grant divided by the number of Nonemployee Directors eligible to receive such stock options on the date of grant.

   Each option will be granted for a term of ten years and will vest in quarterly installments every six months following the grant date. The option price, which will be the fair market value of the Common Stock on the date of the grant, will be paid in cash or by delivery of Common Stock owned by the Nonemployee Director for at least six months valued at fair market value on the date of exercise.

   No option granted under the NDSP shall be transferable by a Nonemployee Director, otherwise than by will or, if the Nonemployee Director dies intestate, by the laws of descent and distribution. All options shall be exercisable during the Nonemployee Director's lifetime only by the Nonemployee Director or his or her legal representative. Notwithstanding the foregoing, an option will automatically become transferable to the Nonemployee Director's immediate family or trusts or family partnerships for the benefit of such persons if and to the extent the Securities and Exchange Commission removes the transferability restrictions from its rules. Such options terminate within ninety days after the Nonemployee Director leaves such position; provided, however, that in case of death of a Nonemployee Director while in such position or within ninety days after termination, such options become automatically exercisable within one year after such person's death.

   STOCK AWARDS

   Each Nonemployee Director in office on adjournment of each Annual Meeting will receive on May 1 following such Annual Meeting, commencing May 1, 1996, a stock award of 800 shares of Common Stock. In addition, each Nonemployee Director who has attended a meeting of the Board of Directors or of a committee of the Board of Directors, will receive a stock award of 200 shares for each such meeting attended by the Nonemployee Director (an "Attendance Award"). On May 1, commencing May 1, 1996, the company will pay to each Nonemployee Director in office on adjournment of the preceding Annual Meeting, a award of 800 shares of Common Stock (the "Annual Attendance Payment") for attending four Board of Director meetings. If a Nonemployee Director attends less than four Board of Director meetings between two Annual Meetings, such Nonemployee Director will remit to the Company the excess of the Annual Attendance Payment over Attendance Awards due. If a Nonemployee Director attends more than four Board of Director meetings between two Annual Meetings, the company will pay such Nonemployee Director, in addition to the Annual Attendance Payment, on the date of the Annual Meeting following such Nonemployee Director's election as such, Attendance Awards for the additional meetings as due. In addition, each Nonemployee Director who has attended a meeting of a committee of the Board of Directors, will receive a stock award of 200 shares to be paid on May 1, September 1, December 1, and March 1 (each a "Payment Date"), for each committee meeting attended in the time preceding such Payment Date but following the prior Payment date.

   FEDERAL TAX TREATMENT

   The options granted under the NDSP will not qualify for the special tax treatment accorded to "incentive stock options" under Section 422 of the Internal Revenue Code. Although a Nonemployee Director will not recognize income at the time of the grant of the option, he or she will recognize ordinary income upon the exercise of an option in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount of cash paid for the stock.

   The value of the shares awarded as stock awards under the NDSP will be taxable as income to the Nonemployee Director for federal tax purposes in the calendar year when awarded. The amount taxable will be the value of the Common Stock at the time of distribution.

   As a result of the Nonemployee Director's exercise of an option or grant of a stock award, the company will be entitled to deduct as compensation an amount equal to the amount included in the Nonemployee Director's gross income. The company's deduction will be taken in the company's taxable year in which the option is exercised or in which the Nonemployee Director is taxable on the award.
OTHER INFORMATION

   For all purposes, fair market value is defined as the closing price of the Common Stock as reported on the American Stock Exchange (or such other consolidated transaction reporting system on which such Common Stock may be traded) for such day, or if the Common Stock was not traded on such day, then the next preceding day on which the stock was traded, all as reported by such source as the Board of Directors may select.

   The Board of Directors of the company may suspend or terminate the NDSP at any time. No grants can be made under the NDSP after February 29, 2006. The Board of Directors may also amend the NDSP from time to time in such respects as the Board of Directors may deem advisable. No such amendment shall be made, however, that would disqualify the NDSP, or any other plan of the company intended to be so qualified, from the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934.

   The NDSP contains provisions for automatic adjustment of awards in the event of a merger, consolidation, or reorganization, or issuance of shares by the company without new consideration.


NEW PLAN BENEFITS

   Set forth on the following table are the benefits to be granted under the NDSP in 1996, to the named executive officers, to the company's executive officers as a group, to the company's directors who are not executive officers and to all employees, including all current officers who are not executive officers, as a group, assuming (i) that all six director nominees qualifying as Nonemployee Directors herein are elected at the Meeting, (ii) that on May 1, 1996, there will be 4,052,676 shares of Common Stock outstanding, (iii) that in 1996, each Nonemployee Director will attend four Board of Director meetings, and
(iv) that in 1996, each Nonemployee Director will attend four committee meetings.

                      1996 NONEMPLOYEE DIRECTOR STOCK PLAN


                                                     Number of Stock        Number of Stock Awards
               Name and Position                  Options to be Granted         to be Granted

 Anthony Spier                                              0                         0
    Chairman of the Board, President and
    Chief Executive Officer

 Executive Group                                            0                         0

 Non-Executive Director Group                            40,526                     14,400

 Non-Executive Officer Employee Group                       0                         0

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 NONEMPLOYEE DIRECTOR STOCK PLAN.


                         PROPOSAL TO AMEND THE ARTICLES
                   OF INCORPORATION TO AUTHORIZE UP TO 500,000
                            SHARES OF PREFERRED STOCK

     The Board of Directors has unanimously adopted and submitted to the shareholders for approval an amendment to the Articles of Incorporation (the "Preferred Stock Amendment") to authorize the issuance, from time to time, by the company of up to 500,000 shares of preferred stock (the "Preferred Stock") in one or more series and having provisions to be determined by the Board of Directors at the time of issuance. The text of the Preferred Stock Amendment is attached hereto as Annex B and is incorporated herein by reference.

     The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the company. In addition, the Board of Directors believes that it is desirable that the company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.

     The Preferred Stock of any series will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Thus, if the Preferred Stock Amendment is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 500,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the company's shareholders. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock.

     It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

     The Board of Directors is required by Illinois law to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders and the company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the company.
Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock.

     While the company may consider effecting an equity offering of Preferred Stock in the future for the purposes of raising additional working capital or otherwise, the company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering and no assurances are given that any offering will in fact be effected.

     Because capital markets and the company's own circumstances can change in the future, the Board of Directors would consider it very unwise to attempt to limit the types of Preferred Stock that the company might issue. However, as in all matters relating to the conduct of the company's affairs, the company's directors will use their best judgment in determining what features are appropriate at any given time, after giving full consideration to the best interests of the company's shareholders.

DISSENTERS' RIGHTS

     Pursuant to the Illinois Business Corporation Act, the company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Preferred Stock Amendment.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE UP TO 500,000 SHARES OF PREFERRED STOCK.


                      COMMON STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total shareholder return of the company's Common Stock with the cumulative total return of the S&P Midcap 400 Index and the S&P Electronics-Instrumentation Index during the years 1991 through 1995, assuming the investment of $100 on December 31, 1990, and the reinvestment of dividends.


                                 [INSERT GRAPH]





                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the company's directors, its executive (and certain other) officers, and any person holding more than ten percent of the company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the company is required to report in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied by its directors and officers and ten percent holders, except Mr. De Nicolo and Mr. Harris who respectively made their initial filing on Form 3 after the due date. In making these statements, the company has relied on the representations of its directors and officers and its ten percent holders and copies of the reports that they have filed with the Securities and Exchange Commission.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the company has appointed the firm of KPMG Peat Marwick to serve as independent public accountants of the company for 1996. A representative of KPMG Peat Marwick will be present at the Meeting and will have the opportunity to make a statement. The representative will also be available to respond to appropriate questions from the shareholders.

                          PROPOSALS OF SECURITY HOLDERS

     Any shareholder proposal intended to be presented at the 1997 Annual Meeting of Shareholders must be received at the company's executive offices, 2701 North Kildare Avenue, Chicago, Illinois 60639, by no later than November 21, 1996, in order to be considered for inclusion in the company's proxy statement materials relating to such meeting.


                                 OTHER BUSINESS

     The company is not aware of any business to be acted upon at the Meeting other than that which is described in this Proxy Statement. In the event that other business calling for a vote of the shareholders is properly presented at the Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.



Chicago, Illinois
March 22, 1996



                                                                         ANNEX A




                      WELLS-GARDNER ELECTRONICS CORPORATION
                      1996 NONEMPLOYEE DIRECTOR STOCK PLAN


                                    ARTICLE I

                                     GENERAL

     1.1 Purpose. Wells-Gardner Electronics Corporation, an Illinois corporation (the "Company"), hereby adopts the 1996 Nonemployee Director Stock Plan (the "Plan"). The purpose of the Plan is to attract and retain outstanding individuals to serve as members of the Board of Directors of the Company by awarding such persons shares of Common Stock of the Company (the "Common Stock") as well as providing such persons opportunities to acquire shares of Common Stock thereby strengthening the mutuality of interest between such persons and the Company's shareholders.

     1.2 Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 250,000 shares of Common Stock, which may be authorized but unissued or treasury shares. If there is a lapse, expiration, termination or cancellation of any award or option granted under this Plan, all shares subject to or reserved for such award or option may again be used for new awards or options granted under this Plan.

     1.3 Participation. Participation in this Plan is limited to members of the Board of Directors who are not salaried officers or employees of the Company or any of its direct or indirect subsidiaries (a "Nonemployee Director" or "Participant").


                                   ARTICLE II

                                  STOCK OPTIONS

     2.1 Options to be Granted under the Plan. Effective on May 1 each year, commencing on May 1, 1996, each Nonemployee Director in office on adjournment of the annual meeting of the shareholders of the Company ("Annual Meeting") immediately preceding such May 1, will automatically be awarded a nonqualified stock option (the "option") to purchase such number of shares of Common Stock equal to one percent (1%) of the total number of shares of Common Stock outstanding on the grant date divided by the number of Nonemployee Directors eligible to receive such options on the grant date.

     2.2 Option Exercise Price. Each option granted under this Plan shall be exercisable at an option price equal to the Fair Market Value of the Common Stock on the date of the grant.

     2.3 Limitations on Exercise. Any option granted under this Plan may be exercised in whole or in part, from time to time after the date granted, subject to the following limitations:

          (a) No option granted hereunder may be exercised during the first six months following the date such option was granted. Thereafter, up to one quarter (1/4) of the shares covered by the option may be exercised every six months following the date of grant.

          (b) All options granted hereunder will terminate not later than ninety days after termination of qualification as Nonemployee Director subject to the provisions of (c) below.

          (c) In case of the death of a Nonemployee Director while in such position or within ninety days after termination, such person's options granted hereunder become automatically exercisable within one year after such person's death.

          (d) No option granted hereunder may be exercised more than ten years from the date the option is granted.

     2.4 Method and Time of Exercise; Delivery of Certificates. Any option granted under this Plan shall be deemed exercised on the date written notice of exercise is received by the Chief Financial Officer of the Company at the Company's corporate headquarters. Such notice shall be accompanied by: (i) a check payable to the Company for the purchase price of the shares to be purchased; or (ii) delivery (or certification of ownership) of shares of Common Stock owned for at least six months whose Fair Market Value on the date of exercise equals the purchase price of the shares to be purchased; or (iii) any combination of the foregoing. A Participant may also use cashless exercise as permitted under Federal Reserve Board's Regulation T.

     2.5 Nontransferability. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative. If a Nonemployee Director dies during the option period, any option granted to such Participant may be exercised by his estate or the person to whom the option passes by will or the laws of descent and distribution, but only in accordance with Section 2.3 above. Notwithstanding the foregoing, an option will automatically become transferable to the Participant's immediate family or trusts or family partnerships for the benefit of such persons if and to the extent the Securities and Exchange Commission specifically removes the transferability restrictions from Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3").


                                   ARTICLE III

                                  STOCK AWARDS

     3.1 Annual Stock Awards. Effective on May 1 each year commencing on May 1, 1996, each Nonemployee Director in office on adjournment of the Annual Meeting immediately preceding such May 1, and on the date of the grant, will automatically be awarded 800 shares of Common Stock.

     3.2  Attendance Stock Awards.

          (a) Each Nonemployee Director who has attended a meeting of the Company's Board of Directors or of a committee of the Company's Board of Directors (a "Meeting") shall automatically be awarded 200 shares of Common Stock per Meeting attended (an "Attendance Award").

          (b) On May 1, commencing May 1, 1996, the company will pay to each Nonemployee Director in office on adjournment of the preceding Annual Meeting, a award of 800 shares of Common Stock (the "Annual Attendance Payment") as Attendance Awards for four meetings of the Company's Board of Directors (a "Board Meeting"). If a Nonemployee Director attends less than four Board Meetings between two Annual Meetings, such Nonemployee Director will remit to the Company the excess of the Annual Attendance Payment over the Attendance Awards due for Board Meetings. If a Nonemployee Director attends more than four Board Meetings between two Annual Meetings, the company will pay such Nonemployee Director, in addition to the Annual Attendance Payment, on the date of the Annual Meeting following such Nonemployee Director's election as such, such Attendance Awards as due for Board Meetings.

          (c) Attendance Awards for meetings of a committee of the Company's Board of Directors will be paid on May 1, September 1, December 1, and March 1 (each, a "Payment Date") for attendance at all such meetings in the period preceding such Payment Date but following the prior Payment Date.


                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Other Provisions; Securities Registration. The grant of any option or award under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, such provisions as may be appropriate to comply with federal or state securities laws and stock listing requirements.

     4.2 Definition of Fair Market Value. The term "Fair Market Value" shall mean, as of any date, the closing price of the Common Stock as reported on the American Stock Exchange (or such other consolidated transaction reporting system on which the Common Stock is primarily traded) for such day, or if such Common Stock was not traded on such day, then the next preceding day on which the stock was traded, all as reported by such source as the Board of Directors may select.

     4.3 Adjustment Provisions. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option or award shall be automatically adjusted so that the aggregate consideration payable to the Company and the value of each option or award shall not be changed. If, during the term of this Plan or during the term of any option granted under this Plan, the Common Stock of the Company shall be changed into another kind of stock, securities, cash or other property whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Board of Directors shall cause adequate provision to be made whereby the Participants shall thereafter be entitled to receive, upon the due exercise of any outstanding options or upon the grant of awards, the stock, securities, cash or other property the Participants would have been entitled to receive immediately prior to the effective date of any such transaction for shares of Common Stock which could have been acquired through the exercise of such options or as awards.

     4.4 Amendment or Discontinuation of Plan. The Board of Directors may amend the Plan at any time or suspend or discontinue the Plan at any time, but no such action shall adversely affect any outstanding option; provided that this Plan may not be materially amended more frequently than once every six months and no amendment shall be adopted which would result in any Nonemployee Director losing his or her status as a "disinterested" administrator under Rule 16b-3 with respect to any employee benefit plan of the Company or result in the Plan losing its status as a protected plan under Rule 16b-3.

     4.5 Shareholder Approval. The Plan was adopted by the Board of Directors on February 29, 1996, subject to shareholder approval. The Plan and any benefits granted thereunder shall be null and void if shareholder approval is not obtained at the next annual meeting of shareholders. No grants shall be made hereunder after February 29, 2006.


                                                                         ANNEX B


                            PROPOSED AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                      WELLS-GARDNER ELECTRONICS CORPORATION


The Articles of Incorporation of the corporation, as amended, shall be further amended as follows:

     The total number of shares which the corporation is authorized to issue is: twenty-five million five hundred thousand (25,500,000), divided into twenty-five million (25,000,000) shares of common stock (the "Common Stock"), one dollar ($1.00) par value per share, and five hundred thousand (500,000) shares of preferred stock (the "Preferred Stock"), one dollar ($1.00) par value per share.

     The designation, relative rights, preferences and limitations of the shares of each class are as follows:

          The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the involuntary liquidation or voluntary liquidation of the corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of, any outstanding shares of the corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as part of the series of which they were originally a part or may be reclassified and reissued as a part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

     Subject to the provisions of any applicable law, or of the bylaws of the corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the corporation available for distribution to its shareholders.

     Subject to the provisions of these Articles of Incorporation, as amended, and except as otherwise provided by law, the stock of the corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.


                                  *     *     *

     All provisions contained in the Articles of Incorporation, as amended, of this corporation which are inconsistent with the foregoing amendments be and the same hereby are deleted from the Articles of Incorporation, as amended.



PROXY                 WELLS-GARDNER ELECTRONICS CORPORATION
                            2701 NORTH KILDARE AVENUE
                            CHICAGO, ILLINOIS  60639
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Anthony Spier, James J. Roberts, Jr. and Allan Gardner, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all Common Stock of Wells-Gardner Electronics Corporation held of record by the undersigned on March 15, 1996, at the annual meeting of shareholders to be held on April 23, 1996, and any adjournment thereof. A majority of the Proxies present at the meeting, and if only one is present then that one, may exercise the power of all the Proxies hereunder.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOP, IN THE FOLLOWING MANNER. / /
1.  ELECTION OF DIRECTORS
    / /  FOR all nominees listed below           / /  WITHHOLD AUTHORITY to vote
         (except as marked to the contrary below)     for all nominees listed
                                                      below
       Anthony Spier, Allan Gardner, James J. Roberts, Jr., John Blouin, William DeNicolo, Wayne L. Harris, Ernest R. Wish, Randall S. Wells

     If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above-named nominees. The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees.
 (INSTRUCTION:  to withhold authority to vote for any individual nominee, write that nominee's name in the space below).
     ______________________________________________________________________

2. APPROVAL OF NONEMPLOYEE DIRECTOR STOCK PLAN. To consider and vote upon a proposal to approve the company's 1996 Nonemployee Director Stock Plan
       / /  FOR                / /   AGAINST                    / / ABSTAIN
3. APPROVAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION. To consider and vote upon a proposal to amend the company's Articles of Incorporation, as amended, to authorize up to 500,000 shares of Preferred Stock; and
       / /  FOR                / /   AGAINST                    / / ABSTAIN
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, 2 AND 3.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          DATED_____________________________________________, 1996

          _________________________________________________________
                     Signature

          _________________________________________________________
                     Signature if held jointly

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.